SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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[ ]Preliminary Information Statement	[ ] Confidential, for use of the Commission
Only (as permitted by Rule 14c-d(d)(2))

[ X ]Definitive Information Statement

Avalon Oil & Gas, Inc.
(Name of Registrant as Specified in Its Charter)

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     (5)  Total fee paid:

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Avalon Oil & Gas, Inc.
7808 Creekridge Circle, Suite 105
Minneapolis, MN 55439

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE ALREADY BEEN APPROVED BY THE WRITTEN CONSENT OF SHAREHOLDERS WITH A MAJORITY OF THE VOTING RIGHTS. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

NOTICE OF WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF MEETING

This Information Statement is being furnished to the shareholders of record of Avalon Oil & Gas, Inc. (hereinafter referred to as the “Corporation”) to advise them that the Board of Directors and certain stockholders of the Corporation, having more than fifty percent (50%) of the total voting shares of the Corporation, have given their written consent (the “Written Consents”) on April 25, 2007 and April 23, 2007, respectively, to the actions as set forth in this Information Statement. Said Written Consents approved the following stockholder action:

Reverse split the Corporation’s issued and outstanding shares of Common Stock such that each holder of the Corporation’s Common Stock shall receive one (1) post-split share of Common Stock for each twenty (20) shares of Common Stock which he, she or it currently holds, rounding any fractional shares to the nearest whole number with half shares being rounded up, and with no change in the par value of shares of Common Stock. All convertible securities, options and warrants will be adjusted accordingly pursuant to their terms.

As of April 23, 2007 there were 329,280,834 shares of Common Stock issued and outstanding, and eligible to vote for any matter which may be voted upon by the stockholders of the Corporation, in addition to 100 shares of Series A Preferred Stock with the collective voting power of 228,353,889 shares of Common Stock, for a total voting power of the equivalent of 557,634,723 shares of Common Stock. Stockholders owning 89,191,688 shares of Common Stock and 100 shares of Series A Preferred Stock, for a total voting power of the equivalent of 317,545,557 shares of Common Stock, representing 56.9% of the aggregate voting power of all shares eligible to vote, have given their written consent to the above mentioned actions. Registrant plans to mail this Information Statement to shareholders of record on or about May 18, 2007.

Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the reverse stock split may not be effected until at least 20 calendar days after this Information Statement is sent or given to our shareholders. We anticipate that the reverse stock split will be implemented promptly following the 20th day after this Information Statement is first sent to our shareholders. We will pay all costs associated with the preparation and distribution of this Information Statement, including all mailing and printing expenses.

This information statement is being provided to you for information purposes only. Your vote is not required to approve the actions set forth in this Information Statement. This Information Statement does not relate to an annual or special meeting of stockholders.

May 18, 2007

By order of the Board of Directors /s/ Kent Rodriguez Kent Rodriguez President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board

Avalon Oil & Gas, Inc.
7808 Creekridge Circle, Suite 105
Minneapolis, MN 55439

INFORMATION STATEMENT

ITEM 2.   STATEMENT THAT PROXIES ARE NOT SOLICITED

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

ITEM 1.   INFORMATION REQUIRED BY ITEMS OF SCHEDULE 14A

Item 1. Date, Time and Place Information
This Information Statement, expected to be mailed to stockholders of Avalon Oil & Gas, Inc. (hereinafter referred to as the “Corporation” or “us” or “we”) of record as of May 9, 2007, on or about May 18, 2007, is furnished in connection with actions which were approved by more than fifty (50%) percent of the total voting shares of the Corporation on April 23, 2007.

Item 3. Dissenters Rights of Appraisal
There are no dissenters’ rights of appraisal. Neither the Corporation’s by-laws nor the Nevada Revised Statutes provide for any dissenters’ rights of appraisal in this transaction.

Item 6. Voting Securities and Principals Thereof

Class	Number Outstanding	Total Number of Votes
Common Stock	329,280,834	329,280,834
Series A Preferred Stock	100	228,353,889
Total		557,634,723

Votes Obtained in Favor of Written Consent:

Kent Rodriguez’ Votes from Series A Preferred Stock:	228,353,889
Kent Rodriguez’ Common Shares:	17,350,000
Kent Rodriguez’ Total Votes:	245,703,889
UTEK’s Common Shares:	71,841,668
Total Votes in Favor of Written Consent:	317,545,557	(56.9% of total vote)

Record Date for Vote: April 23, 2007.

The following table sets forth certain information with respect to the ownership of the Corporation’s Common Stock by (i) each officer and director, (ii) each person (including any “group” as such term is defined in Section 13(d)(3) of the Exchange Act) known by the Corporation to be the beneficial owner of more than five (5%) percent of any class of the Corporation’s Common Stock and (iii) directors and officers as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act. Except as indicated below, the shareholders possess sole voting and investment power with respect to their shares. As of April 23, 2007, we had 329,280,834 shares of Common Stock issued and outstanding.

Title of Class	Name & Address of of Beneficial Owner	Amount & Nature of Beneficial Owner		Percent of Class
Common Stock	Kent Rodriguez	246,904,089	(A)	44.3%
	7808 Creekridge Circle
	Suite 105
	Minneapolis, MN 55439

Common Stock	Douglas Barton	3,000,000	(B)	0.9%
	7808 Creekridge Circle
	Suite 105
	Minneapolis, MN 55439

Common Stock	Thad Kaplan	3,000,000	(B)	0.9%
	7808 Creekridge Circle
	Suite 105
	Minneapolis, MN 55439

Common Stock	UTEK Corporation	71,841,668		21.8%
	2109 E. Palm Avenue
	Tampa, FL 33605

Common Stock	Trinity Bui	21,180,000	(C)	6.3%
	300 E. 55th Street
	Suite 14D
	New York, NY 10022

Common Stock	All Directors & Officers	252,904,089	(A)(B)	44.9% D
	as a Group (consisting of 3
	persons)

(A) Includes 1,200,200 shares of Common Stock held by Weyer Capital Corporation, an affiliate of Mr. Rodriguez, and 228,353,889 shares of Common Stock which are issuable to Mr. Rodriguez upon conversion of the 100 shares of Series A Preferred Stock into Common Stock.

(B) Includes warrants issued by the Company to each of Douglas Barton and Thad Kaplan to purchase 3,000,000 shares of Common Stock, respectively.

(C) Includes warrants to purchase 9,000,000 shares of Common Stock. Includes shares and warrants held by Trinity Bui, personally, and Trinity Financing Investments Corp., of which Ms. Bui is President, sole Director and sole Stockholder.

(D) Please note that the beneficial ownership of the group is smaller than the sum of the beneficial ownerships of the individual directors. Individual beneficial ownership is calculated under the assumption that only that specific individual exercises his or her warrants and other derivative securities, while group beneficial ownership is calculated under the assumption that all members of the group exercise their warrants and other derivative securities, thus reducing the percentage ownership of each individual member of the group relative to the case where only that individual exercises them.

Item 11. Authorization or Issuance of Securities Otherwise than for Exchange

Proposal:   Reverse Split the Corporation’s Common Stock

16,464,042 shares of Common Stock, $.001 par value, with no pre-emptive rights, are to be issued in exchange for all issued and outstanding shares of Common Stock on a basis of one (1) post-split share for every twenty (20) issued and outstanding pre-split shares.

Principal Reasons for the Reverse Split of the Corporation’s Common Stock

The Corporation’s management would like to have the option to be able to issue substantial quantities of Common Stock in the future, in connection with public or private offerings, mergers, acquisitions, or other transactions favorable to the Corporation’s interests. The Corporation currently has 329,280,834 shares of Common Stock issued and outstanding out of 1,000,000,000 authorized shares of Common Stock. It should also be noted that Kent Rodriguez owns 100 shares of Series A Preferred Stock of the Corporation, which are convertible at any time into such number of shares of Common Stock which, when issued, equal 40% of the then aggregate of the number of issued and outstanding shares of Common Stock and the securities convertible into Common Stock on a fully diluted basis. As of April 23, 2007, the Series A Preferred Stock would be convertible into 228,353,889 shares of Common Stock. If Kent Rodriguez elects to convert the Series A Preferred Stock, the Company’s future ability to issue stock for offerings and other transactions would be jeopardized if the Corporation had to issue 228,353,889 shares of Common Stock to Kent Rodriguez in addition to the 329,280,834 shares of Common Stock already issued and outstanding, out of a maximum of 1,000,000,000 authorized shares. The reverse split would vastly reduce the number of our authorized shares of Common Stock which are issued and outstanding, or which would be issued upon the conversion of the Series A Preferred Shares, and give management far more flexibility with respect to future capital raising activities and transactions.

While the Corporation’s stock is presently quoted on the OTC Bulletin Board, the Board of Directors believes that it may be in the Corporation’s interest to become listed on a national securities exchange in the future. The Board of Directors believes that the reverse split of our Common Stock may help us move toward satisfying the minimum bid price listing standards of a national exchange such as Nasdaq or the American Stock Exchange. However, the effect of the Reverse Split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied. It is possible that the per share price of our Common Stock after the reverse split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the reverse split, and even if there is an initial increase in the price of our Common Stock in equal or greater proportion to the reduction in the number of our shares resulting from reverse split, there can be no assurance that the market price per post-reverse split share will remain at that level or higher for a sustained period of time. The market price of our Common Stock may also be based upon other factors which may be unrelated to the number of shares outstanding, including our future performance. Notwithstanding the foregoing, our ability to list our stock on a national securities exchange is subject to numerous requirements other than a minimum share price, including income and market capitalization requirements and certain corporate governance requirements. Accordingly, even if our share price were to rise as a result of the reverse split, we cannot guarantee that we would be able to list our stock on a national exchange.

The Corporation’s Common Stock had a closing quote of $0.035 per share on April 30, 2007. The Corporation believes that many potential investors would perceive the Corporation poorly based upon that low stock price, and through the reverse split seeks to raise the price to a level where management believes that more potential investors would view the Corporation based upon its actual business and prospects. However, there can be no assurance that the price will remain at a higher level for any period of time after the reverse split, or that a higher stock price would lead to any change in investor perceptions of the Corporation.

Effective Date of the Reverse Split

The split is effective as of May 15, 2007 on securities held as of May 9, 2007.

Item 21. Voting Procedures
As of April 23, 2007 there were 329,280,834 shares of Common Stock and 100 shares of Series A Preferred Stock outstanding, all of which are eligible to vote on any matter which may be voted upon by the stockholders of the Corporation. Section 78.320 of the Nevada Revised Statutes states that any action required to be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, by the written consent of at least a majority of the voting power, or such different number as would be required to take such action at a meeting. Pursuant to the Corporation’s By-laws, the written consent of a majority of the outstanding and voting shares of the Corporation would be required to authorize, or take, any action at a meeting at which all shares entitled to vote thereon were present and voted, and therefore a majority of the voting power shall be required to approve the written consent. This Information Statement will be mailed to all stockholders of record as of May 9, 2007.

Item 23. Delivery of Documents to Security Holders Sharing an Address.
Only one information statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of such stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices. If multiple stockholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone call to our principal executive offices.

ITEM 3.   INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Kent Rodriguez, an officer and director of the Corporation, has a material interest in the reverse split. The value of Mr. Rodriguez’ holdings of 17,350,000 shares of Common Stock and 100 shares of Series A Preferred Stock, and the liquidity of Mr. Rodriguez’ holdings of Common Stock, are likely to be affected by this transaction. Douglas Barton and Thad Kaplan, directors of the Corporation, each holds warrants for the purchase of 3,000,000 shares of Common Stock, whose value and liquidity are likely to be affected by this transaction.

THIS INFORMATION STATEMENT IS PROVIDED TO YOU FOR INFORMATION PURPOSES ONLY. NO ACTION ON YOUR PART IS SOUGHT OR REQUIRED.

May 18, 2007

By order of the Board of Directors /s/ Kent Rodriguez Kent Rodriguez President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board